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                                                                EXHIBIT 10.27(b)



                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

                                SECOND AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT


         This Second Amendment (the "Amendment") dated as of February ___, 1998 to the Stock Purchase Agreement (the "Purchase Agreement") dated as of August 25, 1997, as amended on November 26, 1997, by and among Hoechst Marion Roussel, Inc., a Delaware corporation ("Parent"), Marisub, Inc., a Delaware corporation and the wholly-owned subsidiary of Parent ("Seller"), and Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), is entered into by and among Watson, Parent and Seller.

                                    RECITALS

         A. Watson, Parent and Seller have heretofore entered into the Purchase Agreement, which provides, among other things, for the acquisition by Watson of all the outstanding capital stock of The Rugby Group, Inc. (the "Company"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         B. Watson, Parent and Seller wish to enter into this Amendment to amend certain provisions and exhibits of the Purchase Agreement.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Status of Purchase Agreement. Except as specifically set forth herein, the Purchase Agreement and each of the exhibits thereto shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Purchase Agreement, except as specifically set forth herein.

         2.  Amendments to the Purchase Agreement.

         2.1 Recital A of the Purchase Agreement. Recital A of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

         "A. Seller owns all of the outstanding shares of capital stock ("Shares") of The Rugby Group, Inc., a New York corporation (the "Company"), which Shares consist of 220 shares of common stock."

         2.2 Section 3.2(a) of the Purchase Agreement. Section 3.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         "(a) The total authorized capital stock of the Company consists of (i) 400 shares of common stock, par value $50 per share, 220 shares of which are issued and outstanding as of the date of this Agreement; (ii) 20,000 shares of first preferred stock, par value $1 per share, no shares of which are issued and outstanding as of the date of this Agreement; and (iii) 2,400 shares of second preferred stock, par value $1,000 per share, no shares of which are issued and outstanding as of the date of this Agreement. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding."

         2.3 Section 5.1(e) of the Purchase Agreement. Section 5.1(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

         "(e) The Company and Parent shall have entered into the side letter relating to * in the form attached hereto as Exhibit A."

         2.4 Section 5.1(f) of the Purchase Agreement. Section 5.1(f) of the Purchase Agreement is hereby amended such that the form of Contract Manufacturing Agreement attached to the Agreement as Exhibit B shall be revised as set forth in Annex A attached hereto.

         2.5 Section 5.1(g) of the Purchase Agreement. Section 5.1(g) of the Purchase Agreement is hereby amended such that the form of Agreement with Respect to Tax Matters attached to the Agreement as Exhibit C shall be revised as set forth in Annex B attached hereto.

         2.6 Section 5.1(h) of the Purchase Agreement. Section 5.1(h) of the Purchase Agreement is hereby amended such that the form of Supply and License Agreement attached to the Agreement as Exhibit D shall be revised as set forth in Annex C attached hereto.

         2.7 Section 5.1(i) of the Purchase Agreement. Section 5.1(i) of the Purchase Agreement is hereby amended such that the form of Lease attached to the Agreement as Exhibit E shall be revised as set forth in Annex D attached hereto.

         2.8 Section 5.1(j) of the Purchase Agreement. Section 5.1(j) of the Purchase Agreement is hereby amended such that the form of Information Services Agreement attached to the Agreement as Exhibit F shall be revised as set forth in Annex E attached hereto.

         2.9 Section 5.1(k) of the Purchase Agreement. Section 5.1(k) of the Purchase Agreement is hereby amended such that the form of Seconding Agreement attached to the Agreement as Exhibit G shall be revised as set forth in Annex F attached hereto.

         2.10 Section 5.1(l) of the Purchase Agreement. A new Section 5.1(l) is hereby added to the Purchase Agreement to read as follows:

         "(l) Watson and HMRI shall have entered into the letter agreement relating to *, attached to this Amendment as Annex G."

         2.11 Section 5.3(i) of the Purchase Agreement. Section 5.3(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:


                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

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         "(i) Intentionally omitted."

         2.12 Section 5.3(j) of the Purchase Agreement. Section 5.3(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                  "(j) Watson shall have received a letter from Parent stating that the intercompany payable owed by the Company and/or its Subsidiaries to Parent and/or its affiliates has been converted from a liability to a contribution of capital by Parent to Seller and by Seller to the Company as of the Closing Date;"

         2.13 Section 5.3(l) of the Purchase Agreement. Section 5.3(l) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

         "(l) Intentionally omitted."

         2.14 Section 6.2(b) of the Purchase Agreement. Section 6.2 of the Purchase Agreement is hereby amended by deleting the word "During" and replacing such word with the phrase "From and after the Closing, during".

         2.15 Section 6.3 of the Purchase Agreement. Section 6.3 of the Purchase Agreement is hereby amended by deleting the word "Novopharm" and replacing such word with the phrase "Novopharm Limited ("Novopharm")".

         2.16 Section 6.6(a) of the Purchase Agreement. Section 6.6(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

         "(a) Except for acquisitions which qualify for the treatment under
Section 6.6(b) herein: if, at any time prior to January 1, 2000, (i) Watson or any of its Subsidiaries (A)(I) acquires any pharmaceutical distribution business or any portion thereof in one or a series of related transactions; or (II) acquires any entity which is in the pharmaceutical distribution business in one or a series of related transactions and such distribution business is acquired by Watson or any of its Subsidiaries in connection with such acquisition, and, in each of (I) or (II) above, the aggregate net sales of the distribution business acquired exceeds $* during the twelve month period immediately prior to such acquisition, excluding the net sales of any products acquired which are or will be Watson Products; or (ii) Watson sells to an unaffiliated third party all or substantially all of the Distribution Business in one or a series of related transactions (each of (i) and (ii) being collectively referred to herein as a "Sale Event"), then, except as provided below in this Section 6.6(a), for purposes of calculating the Upside Net Profit, the Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business during calendar year 1999 shall be deemed to be equal to the Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business during the twelve month period ending on the last day of the calendar month immediately preceding such Sale Event. Notwithstanding the foregoing, if the net profits (calculated in the same manner as the calculation of Distribution Net Profits) of any distribution business acquired by Watson or any of its Subsidiaries pursuant to Section 6.6(a)(i) is not less than zero for the twelve month period ending on the date of the most recent financial statements referenced in the principal acquisition agreement relating to Watson's or any of its Subsidiaries' acquisition of such distribution business, then, in lieu of the foregoing calculation of Distribution Net Profits, Watson may, in its sole discretion, elect to calculate Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business

                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

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during calendar year 1999 in accordance with the provisions of Section 6.5 hereof. Watson must exercise such election by delivering written notice to Parent on or prior to the closing date of the acquisition of such distribution business. If Watson or one of its Subsidiaries acquires any entity described in
Section 6.6(a)(i)(A) above, with net sales (excluding sales attributable to Watson Products) equal to or less than $* during the twelve month period immediately prior to such acquisition, the net profits (calculated in the same manner as the calculation of Distribution Net Profits) derived by Watson and its Subsidiaries from such acquired business during calendar year 1999 shall be included in the calculation of Distribution Net Profits."

         2.17 Article VI of the Purchase Agreement. Article VI of the Purchase Agreement is hereby amended by adding the following to the end of such article:

         "6.18    Severance Benefits.

         (a) To the extent that the Company or any of its Subsidiaries incur any severance obligations or liabilities which exceed * in connection with the Company's and its Subsidiaries' anticipated plant closings at their facilities located in *, whether before or after Closing, Parent shall reimburse the Company for any such excess as soon as practicable after the amount of such excess is determined.

         (b) To the extent the Company or any of its Subsidiaries pays any severance obligations or liabilities prior to the Closing to any employee in connection with the Company's and its Subsidiaries' anticipated plant closings at their facilities located in *, Watson agrees to reimburse the Company for the amount of any such payments made to any such employee up to the amount of * with respect to each such employee. Such payments shall be made by Watson to the Company as soon as practicable after the amount of such severance obligation or liability has been paid by the Company and invoiced to Watson.

         (c) After the Closing, to the extent that any employee of the Company or any of its Subsidiaries claims to have a right to severance benefits in excess of * due to actions taken by the Company or its Subsidiaries at any time prior to the Closing Date with respect to the closings of its facilities located in *, Parent agrees to indemnify and hold harmless Watson, the Company and each of its Subsidiaries for (a) all costs and expenses, including, without limitation, reasonable attorneys fees, incurred by Watson, the Company or any of its Subsidiaries in connection with the defense or investigation of any such claim; and (b) all severance benefits paid to any such employee in excess of *. Notwithstanding the foregoing, Watson agrees that Parent shall not have any indemnification obligations under this Section 6.18(c) unless such severance payments were made by Watson or its Subsidiaries pursuant to either (i) Parent's prior written consent, which consent shall not be unreasonably withheld, or (ii) a direction to make any such payment by a competent authority."

         2.18 Section 7.5(d) of the Purchase Agreement. Section 7.5(d) of the Purchase Agreement is hereby amended by deleting the phrase "Section 7.3(c) hereof" and inserting in its place the following: "(a) Section 7.3(c); or (b) a violation by Parent of its obligations contained in Section 6.18 of this Agreement,"

         2.19 Section 8.2 of the Purchase Agreement. Section 8.2 of the Purchase Agreement is hereby amended by deleting the date "December 15, 1997" contained in such section and replacing such date with "February 27, 1998".

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         3. Disclosure Statement. The Disclosure Statement is hereby amended to add the matters set forth on Annex H attached hereto.

         4. Representations and Warranties of Entities. Each of Watson, Parent and Seller represents and warrants that its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such entity in accordance with its terms.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         6. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles.

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            WATSON PHARMACEUTICALS, INC.

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                                            HOECHST MARION ROUSSEL, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------



                                            MARISUB, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

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